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                                                                    Exhibit 10.8

                                 AMENDMENT NO. 1
                                     TO THE
                      NACCO MATERIALS HANDLING GROUP, INC.
             SENIOR EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

     NACCO Materials Handling Group, Inc. (the "Company"), hereby adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Senior Executive Long-Term Incentive Compensation Plan (As Amended and Restated as of January 1,
2005) (the "Plan"), effective as of January 1, 2006. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    Section 1

     Pursuant to the amendment and termination powers granted under Section 11 of the Plan, the Company, on the order of the Compensation Committee, hereby permanently freezes the Plan, effective as of January 1, 2006. As a result, the Plan is hereby amended by adding the following new Section 2A thereto, immediately following Section 2 thereof, to read as follows:

     "2A. Benefit Freeze. Notwithstanding any provision of the Plan (or the Guidelines) to the contrary, the Plan shall be frozen as of January 1, 2006. No additional employees shall become eligible to participate in the Plan after such date and, except as described in the following sentence, no further Awards or Target Awards shall be granted or payable hereunder. Notwithstanding the foregoing, the Compensation Committee may grant Awards for the 2004-2005 Award Term (which Awards shall have a Grant Date of January 1, 2006). In furtherance of, but without limiting the foregoing, (a) Awards that have previously been granted under the Plan (including Awards with a Grant Date of January 1, 2006, if any) shall continue to be subject to the terms of the Plan until such Awards have reached their maturity date and the Participants and Beneficiaries have received payment for the value thereof and (b) the Guidelines that were issued for the 2005-2006 Award Term are hereby rescinded in their entirety and, as a result, the Target Awards for the 2005-2006 Award Term that were previously communicated to the Participants are void and of no further force or effect and Participants and Beneficiaries shall have no further rights with respect thereto."

     EXECUTED this 8th day of February, 2006.

                                        NACCO MATERIALS HANDLING GROUP, INC.


                                        By: /s/ Charles A. Bittenbender
                                            ------------------------------------
                                        Title: Assistant Secretary
                                               ---------------------------------

NMHG LTIP/Sr. Amend 1